Exhibit 4.2

SHATTUCK LABS, INC.

Debt Securities

Indenture

Dated as of    , 202

[       ],

as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 12.02
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.02
(d)	7.06
314(a)	4.03; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
315(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)d	2.04
318(a)	12.01

N.A. means Not Applicable.

TABLE OF CONTENTS

This Table of Contents is not a part of the Indenture

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	- 1 -
Section 1.02	Other Definitions	- 3 -
Section 1.03	Incorporation by Reference of Trust Indenture Act	- 4 -
Section 1.04	Rules of Construction	- 4 -

ARTICLE TWO

THE SECURITIES

Section 2.01	Form and Dating	- 5 -
Section 2.02	Execution and Authentication	- 6 -
Section 2.03	Registrar and Paying Agent	- 7 -
Section 2.04	Paying Agent to Hold Money in Trust	- 7 -
Section 2.05	Securityholder Lists	- 7 -
Section 2.06	Transfer and Exchange	- 8 -
Section 2.07	Replacement Securities	- 8 -
Section 2.08	Outstanding Securities	- 8 -
Section 2.09	Temporary Securities	- 9 -
Section 2.10	Cancellation	- 9 -
Section 2.11	Defaulted Interest	- 9 -
Section 2.12	Treasury Securities	- 9 -
Section 2.13	CUSIP/ISIN Numbers	- 9 -
Section 2.14	Deposit of Moneys	- 9 -
Section 2.15	Book-Entry Provisions for Global Security	- 10 -
Section 2.16	No Duty to Monitor	- 11 -

ARTICLE THREE

REDEMPTION

Section 3.01	Notices to Trustee	- 11 -
Section 3.02	Selection of Securities to be Redeemed	- 12 -
Section 3.03	Notice of Redemption	- 12 -
Section 3.04	Effect of Notice of Redemption	- 13 -
Section 3.05	Deposit of Redemption Price	- 13 -
Section 3.06	Securities Redeemed in Part	- 13 -

ARTICLE FOUR

COVENANTS

Section 4.01	Payment of Securities	- 13 -
Section 4.02	Maintenance of Office or Agency	- 13 -
Section 4.03	Reports	- 13 -
Section 4.04	Compliance Certificate	- 14 -
Section 4.05	Waiver of Stay, Extension or Usury Laws	- 14 -

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01	When Company May Merge, etc.	- 14 -

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01	Events of Default	- 15 -
Section 6.02	Acceleration	- 16 -
Section 6.03	Other Remedies	- 16 -
Section 6.04	Waiver of Existing Defaults	- 16 -
Section 6.05	Control by Majority	- 16 -
Section 6.06	Limitation on Suits	- 16 -
Section 6.07	Rights of Holders to Receive Payment and Convert	- 17 -
Section 6.08	Collection Suit by Trustee	- 17 -
Section 6.09	Trustee May File Proofs of Claim	- 17 -
Section 6.10	Priorities	- 17 -
Section 6.11	Undertaking for Costs	- 18 -

ARTICLE SEVEN

TRUSTEE

Section 7.01	Duties of Trustee	- 18 -
Section 7.02	Rights of Trustee	- 19 -
Section 7.03	Individual Rights of Trustee	- 20 -
Section 7.04	Trustee’s Disclaimer	- 20 -
Section 7.05	Notice of Defaults	- 20 -
Section 7.06	Reports by Trustee to Holders	- 20 -
Section 7.07	Compensation and Indemnity	- 21 -
Section 7.08	Replacement of Trustee	- 21 -
Section 7.09	Successor Trustee by Merger, etc.	- 22 -
Section 7.10	Eligibility; Disqualification	- 22 -
Section 7.11	Preferential Collection of Claims Against Company	- 22 -

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01	Defeasance upon Deposit of Moneys or Government Obligations	- 22 -
Section 8.02	Survival of the Company’s Obligations	- 24 -
Section 8.03	Application of Trust Money	- 24 -
Section 8.04	Repayment to the Company	- 24 -
Section 8.05	Reinstatement	- 25 -

ARTICLE NINE

RESERVED

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01	Without Consent of Holders	- 25 -
Section 10.02	With Consent of Holders	- 26 -
Section 10.03	Compliance with Trust Indenture Act	- 27 -
Section 10.04	Revocation and Effect of Consents	- 27 -
Section 10.05	Notation on or Exchange of Securities	- 27 -
Section 10.06	Trustee to Sign Amendments, etc.	- 27 -

ARTICLE ELEVEN

SECURITIES IN FOREIGN CURRENCIES

Section 11.01	Applicability of Article	- 28 -

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls	- 28 -
Section 12.02	Notices	- 28 -
Section 12.03	Communications by Holders with Other Holders	- 29 -
Section 12.04	Certificate and Opinion as to Conditions Precedent	- 29 -
Section 12.05	Statements Required in Certificate or Opinion	- 29 -
Section 12.06	Rules by Trustee and Agents	- 30 -
Section 12.07	Legal Holidays	- 30 -
Section 12.08	Governing Law	- 30 -
Section 12.09	No Adverse Interpretation of Other Agreements	- 30 -
Section 12.10	No Recourse Against Others	- 30 -
Section 12.11	Successors and Assigns	- 30 -
Section 12.12	Duplicate Originals	- 30 -
Section 12.13	Severability	- 30 -
Section 12.14	Waiver of Jury Trial	- 30 -

SIGNATURES

EXHIBIT A – Form of Security

INDENTURE dated as of   , 202 , (the “Base Indenture”), by and among SHATTUCK LABS, INC., a Delaware corporation (the “Company”) and [ ], as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities issued under this Base Indenture:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Securities.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Company shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Dollars” and “$” mean United States Dollars.

“DTC” means The Depository Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Base Indenture.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any interest on the Security of the applicable Series shall be payable, in each case for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, which, in either case are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series, and including, for all purposes of this instrument and any such Authorizing Resolution or supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Base Indenture and any such Authorizing Resolution or supplemental indenture, respectively.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 12.05 if and to the extent required by the provisions of such Section.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“Securities” means any Securities that are issued under this Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” means a series of Securities established under this Base Indenture.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors of such entity or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“TIA” means the Trust Indenture Act of 1939, as in effect from time to time, except as otherwise provided herein.

“Trustee” means the party named as such in this Base Indenture until a successor replaces it pursuant to this Base Indenture and thereafter means the successor serving hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America.

Section 1.02 Other Definitions.

Term	Defined in Section
Agent Members	2.15
Base Indenture	Preamble
Business Day	12.07
Covenant Defeasance	8.01
Custodian	6.01
Event of Default	6.01
Legal Defeasance	8.01
Legal Holiday	12.07
Paying Agent	2.03
Payment Default	6.01
Registrar	2.03
Security Register	2.03
Successor	5.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities of a particular Series.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities of a Series.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1)	a term has the meaning assigned to it herein;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3)	“or” is not exclusive and “including” means “including without limitation”;

(4)	words in the singular include the plural, and in the plural include the singular;

(5)

“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6)	all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(7)

any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE TWO

THE SECURITIES

Section 2.01 Form and Dating.

The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

(1)	the title of the Series (which shall distinguish the Securities of such Series from all other Securities);

(2)

the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

(3)	the interest rate or method of calculation of the interest rate;

(4)	the date from which interest will accrue;

(5)	the record dates for interest payable on Securities of the Series;

(6)	the dates when, places where and manner in which principal and interest are payable;

(7)	the Registrar and Paying Agent;

(8)	the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

(9)	the terms of any redemption at the option of Holders;

(10)	the permissible denominations in which Securities of such Series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

(11)	whether Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Securities;

(12)

whether the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if different from those contained in this Base Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Definitive Securities; the Depositary for such Global Security or Securities; and the form of any legend or legends, if any, to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.15;

(13)	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

(14)

if payments of principal or interest may be made in a currency other than that in which Securities of such Series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Securities are denominated and the currency in which such Securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(15)	provisions for electronic issuance of Securities or issuance of Securities of such Series in uncertificated form;

(16)	any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Base Indenture;

(17)	whether and upon what terms Securities of such Series may be defeased or discharged if different from the provisions set forth in this Base Indenture;

(18)	the form of the Securities of such Series, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A;

(19)	any terms that may be required by or advisable under applicable law;

(20)

the percentage of the principal amount of the Securities of such Series which is payable if the maturity of the Securities of such Series is accelerated in the case of Securities issued at a discount from their face amount;

(21)

whether Securities of such Series will or will not have the benefit of guarantees and the Company’s Subsidiaries that will be the initial guarantors of such Series and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(22)	whether the Securities of such Series are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

(23)

whether the Securities of the Series will be convertible into or exchangeable for other Securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

(24)	any other terms in addition to or different from those contained in this Base Indenture applicable to such Series.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officers’ Certificate or in any indenture supplemental hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent.

Section 2.02 Execution and Authentication.

One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Each Security shall be dated the date of its authentication. The Trustee shall authenticate Securities for original issue upon receipt of, and shall be fully protected in relying upon:

(a) An order to the Trustee signed by an officer of the Company directing the Trustee to authenticate the Securities;

(b) a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(c) an Officers’ Certificate of the Company delivered in accordance with Section 12.04; and

(d) an Opinion of Counsel delivered in accordance with Section 12.04.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or where Securities of a Series that are convertible or exchangeable may be surrendered for conversion or exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

Section 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06 Transfer and Exchange.

Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 are satisfied. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or repurchase, except the unredeemed or repurchased part thereof if the Security is redeemed or repurchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to 2.09, 3.06, or 10.05 not involving any transfer.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07 Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and execute a replacement security and, upon written request of any Officer of the Company, the Trustee shall authenticate such replacement Security, provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company and the Trustee may charge for its expenses in replacing a Security.

Section 2.08 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in the NYUCC).

If the Paying Agent holds on a redemption date, purchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09 Temporary Securities.

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company shall execute and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities authenticated and delivered hereunder.

Section 2.10 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel and dispose of such cancelled or tendered securities, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the Authorizing Resolution or supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders of such Series on a subsequent special record date. The Company shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder of the relevant Series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

Section 2.13 CUSIP/ISIN Numbers.

The Company in issuing the Securities of any Series may use a “CUSIP” and/or “ISIN” or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP and/or ISIN or other similar number.

Section 2.14 Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money in the applicable currency sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15 Book-Entry Provisions for Global Security.

(a) Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) the Company elects, at any time in its sole discretion, to discontinue use of the system of book entry transfer through any Depositary. Any Security that is held in the form of a Global Security and that is exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Security that is held in the form of a Global Security and that is exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Company.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f) Unless otherwise provided in the Authorizing Resolution or supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 AND SECTION 2.15 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.16 No Duty to Monitor.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE THREE

REDEMPTION

Section 3.01 Notices to Trustee.

Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article Three.

If the Company wants to redeem Securities pursuant to Paragraph 4 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to Paragraph 5 of the Securities, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

The Company shall give each notice provided for in this Section 3.01 at least 30 days before the notice of any such redemption is to be delivered to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02 Selection of Securities to be Redeemed.

If fewer than all of the Securities of a Series are to be redeemed, the Trustee (or depository, as applicable) shall select the Securities to be redeemed by lot, pro rata, or such other method the Trustee (or depository, as applicable) considers fair and appropriate and in a manner that complies with applicable requirements of the Depositary. The Trustee (or depository, as applicable) shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee (or depository, as applicable) may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Unless otherwise provided in the Authorizing Resolution or supplemental indenture relating to a Series, if any Security selected for partial redemption is converted into or exchanged for the Company’s Capital Stock or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price or the formula pursuant to which such price will be calculated;

(3)

if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)

in the case of Securities of a Series that are convertible or exchangeable into shares of the Company’s Capital Stock or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange;

(5)	the name and address of the Paying Agent;

(6)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)	that interest on Securities called for redemption ceases to accrue on and after the redemption date;

(8)	that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable; and

(9)

the CUSIP number and/or ISIN or other similar number used to identify the Securities, that no representation is hereby deemed to be made be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 15 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption, which notice, and which obligation to redeem such Securities, may, at the Company’s discretion, be subject to one or more conditions precedent as set forth in such notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

Section 3.05 Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds in the applicable currency sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

Section 4.01 Payment of Securities.

The Company shall pay the principal of, premium, if any, and interest on a Series on the dates, in the currency and in the manner provided in the Securities of the Series. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money in the applicable currency designated for and sufficient to pay the installment.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03 Reports.

At any time when the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within fifteen (15) days after it actually files the same with the SEC (regardless of when the same is required to be filed with the SEC), each annual, quarterly or current report, information or proxy statement other report which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to file or deliver to the Trustee any material for which the Company has sought and received, or is seeking, confidential treatment by the SEC; and, provided further, that the Company shall be deemed to have filed such information with the Trustee if the Company has filed such information on the SEC’s EDGAR system (or any successor system) and such information is publicly available. The Company also shall comply with the other provisions of TIA Section 314(a). The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.

Section 4.04 Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any continuing Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default. In addition, the Company will notify the Trustee within 5 business days upon the Company’s knowledge of a Default.

Section 4.05 Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01 When Company May Merge, etc.

The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution), to any Person (in each case other than in a transaction in which the Company is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1)

the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor”) assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Securities, as the case may be, and the Indenture, and

(2)	immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction the purpose of which is to change the state of incorporation of the Company.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor will be substituted for the Company under the Indenture. The Successor may then exercise every power and right of the Company under this Indenture, and except in the case of a lease, the Company will be released from all of its liabilities and obligations in respect of the Securities and the Indenture. If the Company leases all or substantially all of its assets, the Company will not be released from its obligations to pay the principal of and interest, if any, on the Securities.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” with respect to a Series occurs upon the occurrence of any of the following:

(1)	the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2)	the failure by the Company to pay the principal of any Security of such Series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(3)

the failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series or this Indenture (as they relate thereto) and such failure continues for the period and after the notice specified below (except in the case of a default with respect to Article Five (or any other provision specified in the applicable supplemental indenture or Authorizing Resolution), which will constitute an Event of Default with notice but without passage of time);

(4)	the Company or any Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(D)	makes a general assignment for the benefit of its creditors;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or any Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)	appoints a Custodian of the Company or any Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the Property of the Company, or

(C)	orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five (or any other provision specified in the applicable supplemental indenture or Authorizing Resolution)) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company resulting from subclause (4) or (5) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (4) or (5) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

Holders of a majority in principal amount of the then outstanding Securities of such Series may rescind an acceleration with respect to such Series and its consequence (except an acceleration due to nonpayment of principal or interest) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03 Other Remedies.

If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Existing Defaults.

Subject to Section 10.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (iii) that would involve the Trustee in personal liability, if there shall be reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it, or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.

Section 6.06 Limitation on Suits.

A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Securities of a Series unless:

(1)	the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

(2)	the Holders of at least 25% in principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 6.06.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of Securities of the same Series or to obtain a preference or priority over another Holder of Securities of the same Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances by such Holder are unduly prejudicial to another Holder).

Section 6.07 Rights of Holders to Receive Payment and Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder. Notwithstanding anything to the contrary in this Indenture or the Securities, the right of any Holder of Securities to convert such Securities in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or Property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article with respect to Securities of any Series, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third:	to the Company or as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

ARTICLE SEVEN

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to Securities of any Series, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 12.04 and 12.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless written notice of any Event of Default is received by the Trustee at its address specified in Section 12.02 hereof and such notice references the Securities generally, the Company and this Indenture.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default on a Series occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after the Trustee obtains such knowledge. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Series.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Base Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services subject to any written agreement between the Trustee and the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim of which it has received written notice and for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s, or its officers’, directors’, or employees’ negligence or willful misconduct.

Unless otherwise provided in any supplemental indenture or Authorizing Resolution relating to any Series, to ensure the Company’s payment obligations in this Section, the Trustee shall have a claim prior to the Securities of all Series on all money or Property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law. Section 7.07 shall survive the discharge of the Indenture or resignation of Trustee.

Section 7.08 Replacement of Trustee.

The Trustee may resign with respect to Securities of any or all Series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(1)	the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its Property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all Property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall mail notice of its succession to each Securityholder.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01 Defeasance upon Deposit of Moneys or Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b) with respect to any Series, the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of the Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company shall be deemed to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of the Series.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c) with respect to a Series, the Company shall be released and discharged from the obligations under any covenant contained in Article Five, Sections 4.03 and any other covenant contained in or referenced in the Authorizing Resolution or supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in the covenants described in the preceding sentence, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

(1) The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee), pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Government Obligations to said payments with respect to the Securities of such Series to maturity or redemption;

(2) No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4) The Company shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(5) The Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable Bankruptcy Law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision; and

(6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e) In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series, when:

(1) All Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in each such case, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Securities of such Series, on the date of such deposit or to the maturity or redemption date, as the case may be;

(2) The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3) The Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(4) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02 Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Company’s obligations in Paragraph 8 of the Securities and Sections 2.03 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company’s obligations in Paragraph 8 of the Securities of such Series and Sections 7.07, 8.04 and 8.05 shall survive (as they relate to such Series) such satisfaction and discharge.

Section 8.03 Application of Trust Money.

The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04 Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05 Reinstatement.

If the Trustee is unable to apply any money or Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE NINE

RESERVED

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01 Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to comply with Article Five;

(3)

to provide that specific provisions of this Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional Securities of a Series not previously issued;

(4)	to create a Series and establish its terms;

(5)	to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6)	to release a guarantor in respect of any Series which, in accordance with the terms of this Indenture applicable to the particular Series, ceases to be liable in respect of its guarantee;

(7)	to add a guarantor in respect of any Series;

(8)	to secure any Series;

(9)	to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(10)	to appoint a successor trustee with respect to the Securities;

(11)	to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(12)	to make any other change that does not adversely affect the rights of Securityholders; and

(13)	to conform the provisions of the Indenture to the final offering memorandum or prospectus in respect of any Series.

After an amendment under this Section 10.01 becomes effective, the Company shall mail notice of such amendment to the Securityholders.

Section 10.02 With Consent of Holders.

The Company and the Trustee may amend or supplement any provision of the Securities of a Series or of this Indenture relating to such Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of such Series (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Each such Series shall vote as a separate class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Company with any provision of the Securities of such Series or of this Indenture relating to such Series without notice to any Securityholder (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of each Holder of a Security the terms of which are directly amended, supplemented or waived, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Securities of such Series held by a non-consenting Holder):

(1) reduce the amount of Securities of the relevant Series whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Security;

(3) reduce the principal of or extend the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of any Security pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase or to redeem Securities of a Series pursuant to the Authorizing Resolution or supplemental indenture pertaining to such Series in a manner adverse to Holders;

(4) make any change that adversely affects any right of a Holder to convert or exchange any Security into or for shares of the Company’s Capital Stock or other securities, cash or other property in accordance with the terms of such Security;

(5) modify the ranking or priority of the Securities of the relevant Series or any guarantee thereof;

(6) release any guarantor of any Series from any of its obligations under its guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(7) make any change in Sections 6.04, 6.07 or this Section 10.02, except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Securities of such Series;

(8) waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

(9) make any Security payable at a place or in money other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07.

An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03 Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or any Securities shall comply with the TIA as then in effect.

Section 10.04 Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Company or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Company and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (1) through (9) of Section 10.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security of such Series only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that no such waiver shall impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06 Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, and (solely with respect to such Opinion of Counsel) that it will be valid and binding upon the Company and enforceable in accordance with its terms.

ARTICLE ELEVEN

SECURITIES IN FOREIGN CURRENCIES

Section 11.01 Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular Series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such Series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices.

Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

if to the Company:

[ ]

if to the Trustee:

[ ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.03 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)

an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)

an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with.

Any Officers’ Certificate may be based, and may state that it is so based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, internal or external legal counsel. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or any guarantor stating that the information with respect to such factual matters is known to the Company or such guarantor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 12.07 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day. A “Business Day” is any day other than a Legal Holiday.

Section 12.08 Governing Law.

The laws of the State of New York shall govern this Indenture and the Securities of each Series.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 No Recourse Against Others.

All liability described in Paragraph 12 of the Securities of any director, officer, employee or stockholder, as such, of the Company is, to the fullest extent permitted by applicable law, waived and released.

Section 12.11 Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 12.12 Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 12.14 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

SHATTUCK LABS, INC.

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

EXHIBIT A

No.	CUSIP/ISIN No.:

[Title of Security]

SHATTUCK LABS, INC.

a Delaware corporation

promises to pay to or registered assigns the principal sum of [Dollars]* on      .

Interest Payment Dates: and

Record Dates: and

Authenticated: Dated:

SHATTUCK LABS, INC.

By:
Name:
Title:

[ ], as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

*	Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

SHATTUCK LABS, INC.

[Title of Security]

SHATTUCK LABS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Security under an Indenture dated as of (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company and [ ], as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1. Interest. The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on     and    of each year, commencing    ,     , until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from   . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates] immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of [Insert applicable country or currency] that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Optional Redemption.1 The Company may redeem the Securities at any time on or after , in whole or in part, at the following redemption prices (expressed as a percentage of their principal amount) together with interest accrued and unpaid to the date fixed for redemption:

If redeemed during the twelve-month period commencing on and ending on in each of the following years	Percentage

[Insert provisions relating to redemption at option of Holders, if any]

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than  2 may be redeemed in part. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, provided that if the Company shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

[1]	If applicable.
[2]	Insert applicable denominations and multiples.

5. Mandatory Redemption.3 The Company shall redeem [ ]% of the aggregate principal amount of Securities originally issued under the Indenture on each of [ ], which redemptions are calculated to retire [ ]% of the Securities originally issued prior to maturity. Such redemptions shall be made at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date. The Company may reduce the principal amount of Securities to be redeemed pursuant to this Paragraph 5 by the principal amount of any Securities previously redeemed, retired or acquired, otherwise than pursuant to this Paragraph 5, that the Company has delivered to the Trustee for cancellation and not previously credited to the Company’s obligations under this Paragraph 5. Each such Security shall be received and credited for such purpose by the Trustee at the redemption price and the amount of such mandatory redemption payment shall be reduced accordingly.

6. Denominations, Transfer, Exchange. The Securities are in registered form only without coupons in denominations of 4 and integral multiples of in excess thereof.5 A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

7. Persons Deemed Owners. The registered Holder of this Security shall be treated as the owner of it for all purposes.

8. Unclaimed Money. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

9. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Securities of a Series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of such Series and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series.6 Without the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

10. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

11. Trustee Dealings With Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee, including owning or pledging the Securities.

12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

13. Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

[3]	If applicable.
[4]	Insert applicable denominations and multiples.
[5]	Insert applicable denominations and multiples.
[6]	If different terms apply, insert a brief summary thereof.

14. Authentication. This Security shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the other side of this Security.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16. GOVERNING LAW. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

18. Copies. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Shattuck Labs, Inc., [    ], Attention: [Chief Financial Officer].

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to (insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your signature (Sign exactly as your name appears on the other side of this Security)
Signature Guarantee: